Exhibit 10.1

DOW JONES 1991 STOCK OPTION PLAN

1. Purpose. The purpose of this Plan is to provide a means whereby Dow Jones & Company, Inc. (the “Company”) may, through the grant of options to purchase Common Stock of the Company to employees of the Company and of any Subsidiary, attract and retain persons of ability as key employees (including officers and directors who are also employees) and motivate such employees to exert their best efforts on behalf of the Company and any Subsidiary. As used herein the term “Subsidiary” shall mean any corporation more than 50% of the voting stock of which is owned directly or indirectly by the Company.

2. Shares Subject to the Plan. Options may be granted by the Company from time to time to key employees of the Company or of any Subsidiary to purchase an aggregate of 5,000,000 shares of Common Stock ($1 par value) of the Company and 5,000,000 such shares shall be reserved for options granted under the Plan (subject to adjustment as provided in Section 4(h)). The shares issued upon exercise of options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury. If any option granted under the Plan shall terminate, expire or, with the consent of the optionee, be cancelled, new options may thereafter be granted covering such shares.

3. Administration of the Plan. The Plan shall be administered by the Compensation Committee (the “Committee”) consisting of not less than two members appointed by the Board of Directors of the Company. Each member of the Committee shall be a member of the Board who has not received any options under the Plan or any other plan of the Company or of any Subsidiary during the preceding year. Any vacancy occurring in the membership of the Committee shall be filled by appointment of the Board.

Subject to the provisions of the Plan, the Committee shall have the power to:

(a) determine and designate from time to time those employees of the Company or of any Subsidiary to whom options are to be granted and the number of shares to be optioned to each such employee; provided, however, that no option shall be granted after the expiration of the period of ten years from the effective date of the Plan specified in Section 7;

(b) authorize the granting of options which qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) (“Incentive Stock Options”), and options which do not qualify as Incentive Stock Options, both of which are referred to herein as options;

(c) determine the number of shares subject to each option;

(d) determine the time or times and the manner when each option shall be exercisable and the duration of the exercise period, which period shall in no event exceed ten years (or five years as specified in Section 4(m) hereof) from the date the option is granted;

(e) extend the term of an option (including extension by reason of an optionee’s death, permanent disability or retirement) but not beyond ten years (or five years as specified in Section 4(m) hereof) from the date of the grant; and

(f) cancel all or any portion of any option as provided in Section 4(k).

No director of the Company who is not also an employee of the Company or of a Subsidiary shall be entitled to receive any option under the Plan.

The Committee may interpret the Plan, pre scribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable, except as otherwise expressly reserved to the Board of Directors of the Company in the Plan. Without limiting the generality of the foregoing sentence, the Committee may, in its discretion, treat all or any portion of any period during which an optionee is on military or on an approved leave of absence from the Company or a Subsidiary as a period of employment of such optionee by the Company or such Subsidiary, as the case may be, for purposes of accrual of his or her rights under his or her option; provided, however, that no option may be granted to an employee while he or she is on a leave of absence. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.

4. Terms and Conditions of Options. Each option granted under the Plan shall be evidenced by an agreement, in form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

(a) Option Period. Each option agreement shall specify the period for which the option thereunder is granted (which in no event shall exceed ten years (or five years as specified in Section 4(m) hereof) from the date of grant) and shall provide that the option shall expire at the end of such period.

(b) Option Price. The option price per share shall be determined by the Committee at the time any option is granted, and shall be not less than the fair market value (but in no event less than the par value) of the Common Stock of the Company on the date the option is granted, as determined by the Committee.

(c) Exercise of Option. No part of any option may be exercised until the optionee shall have remained in the employ of the Company or of a Subsidiary for such period after the date on which the option is granted as the Committee may specify in the option agreement.

(d) Payment of Purchase Price upon Exercise. The purchase price of the shares as to which an option shall be exercised shall be paid to the Company at the time of exercise either (i) in cash, or (ii) by delivering Common Stock of the Company already owned by the optionee and having a total fair market value on the date of such delivery equal to the purchase price, or (iii) by delivering a combination of cash and Common Stock of the Company having a total fair market value on the date of such delivery equal to the purchase price.

(e) Exercise in the Event of Death or Termination of Employment. (1) If an optionee’s employment by the Company or a Subsidiary shall terminate because of his or her death, retirement or permanent disability, his or her option may be exercised, to the extent the optionee is entitled to do so at the date of his or her termination of employment, by him or her or by the person or persons to whom the optionee’s rights pass by will or applicable law, or if no such person has such right, by his or her executors or administrators (hereinafter his or her “Beneficiary”), at any time, or from time to time, but not later than the earlier of (i) the expiration date specified pursuant to paragraph (a) of this Section 4 or (ii) the expiration of the period, if any, prescribed in the agreement for such an exercise. (2) If an optionee’s employment shall terminate for any reason other than death, permanent disability or retirement, all right to exercise his or her option shall terminate at the date of such termination of employment.

(f) Transferability of Options. No option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee an option shall be exercisable only by him or her.

(g) Investment Representation. Upon demand by the Committee, the optionee (or any person acting under Section 4(e)) shall deliver to the Committee at the time of any exercise of an option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an option and prior to the expiration of the option period shall be a condition precedent to the right of the optionee or such other person to purchase any shares (and each option agreement shall contain an undertaking to deliver such a representation).

(h) Adjustment Upon Certain Changes

(i) Increase or Decrease in Issued Shares Without Consideration

Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall adjust the number of shares of Common Stock subject to each outstanding option and the exercise price per share of Common Stock of each such option, in order to preserve the economic value thereof.

(ii) Certain Mergers

Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger, consolidation or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of such surviving corporation, the Committee shall adjust each option outstanding on the date of such merger or consolidation so that, in each case, it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such option would have received in such merger or consolidation and shall adjust the exercise price thereof, but not any other terms or conditions thereof, in order to preserve the economic value thereof.

(iii) Certain Other Transactions

In the event of (w) a dissolution or liquidation of the Company, (x) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (y) a merger, consolidation or similar transaction involving the Company in which the Company is not the surviving corporation or (z) a merger, consolidation or similar transaction involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive, in full or partial exchange for such shares of Common Stock, securities of another corporation and/or other property, including cash, the Committee shall either:

(A) cancel, effective immediately prior to the occurrence of such event, each option (whether or not then exercisable), and, in full consideration of such cancellation, pay to the optionee to whom such option was granted an amount in cash, for each share of Common Stock subject to such option, equal to the excess of (I) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (II) the exercise price of such option; or

(B) provide for the exchange of each option (whether or not then exercisable) for an option with respect to the property which a holder of the number of shares of Common Stock subject to such option would have received in such transaction and adjust the exercise price of the option, but not any other terms or conditions thereof, or provide for a cash payment to the optionee to whom such option was granted in partial consideration for the exchange of the option, in order to preserve the economic value thereof.

(iv) Other Changes

In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in paragraphs (i), (ii) or (iii), the Committee shall adjust the number and class of shares subject to options outstanding on the date on which such change occurs and such other terms of such options as is necessary to preserve the economic value thereof.

(v) No Other Rights

Except as expressly provided in the Plan, no optionee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any option.

(i) Optionees to Have No Right as a Stockholder. No optionee shall have any rights as a stockholder with respect to any shares subject to his or her option prior to the date of issuance to him or her of a certificate or certificates for such shares.

(j) Plan and Option Not to Confer Rights with Respect to Continuance of Employment. The Plan and any option granted under the Plan shall not confer upon any optionee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall they interfere in any way with the right of the Company or any Subsidiary by which an optionee is employed to terminate his or her employment at any time.

(k) Other Option Provisions. The form of option authorized by the Plan may contain such other provisions as the Committee may, from time to time, determine. Without limiting the foregoing, the Committee may, with the consent of the optionee, from time to time cancel all or any portion of any option then subject to exercise, and the Company’s obligation in respect of such option may be discharged either by (i) payment to the optionee of an amount in cash equal to the excess, if any, of the fair market value at such time of the shares subject to the portion of the option so cancelled over the aggregate purchase price of such shares, (ii) the issuance or transfer to the optionee of shares of Common Stock of the Company with a fair market value at such time equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Committee in its discretion. In the event of such a cancellation, the number of shares as to which such option was cancelled shall not again become available for use under the Plan.

(l) The aggregate fair market value (determined as of the time the option is granted) of the stock for which Incentive Stock Options granted to any one employee under this Plan and under all stock option plans of the Company and its Subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000.

(m) Notwithstanding Sections 4(a) and 4(b) hereof, if an Incentive Stock Option is granted to an optionee who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or a Subsidiary, the period specified in the option agreement for which the Incentive Stock Option thereunder is granted and at the end of which the Incentive Stock Option shall expire, shall not exceed five years from the date of grant and the option price shall be at least 110% of the fair market value (as of the time of grant) of the Common Stock subject to the option.

5. Compliance with Law and Regulations. The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver shares under such options, shall be subject to all applicable laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (i) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any state or federal law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

6. Amendment or Discontinuance of the Plan. The Board of Directors of the Company may at any time amend or discontinue the Plan; provided, however, that, subject to the provisions of Section 4(h) no action of the Board of Directors or of the Committee may (i) increase the number of shares reserved for options as provided in Section 2, (ii) permit the granting of any option at an option price less than that determined in accordance with Section 4(b) or (iii) permit the extension or granting of options which expire beyond the ten-year period provided for in Sections 3(e) and 4(a). Without the written consent of an optionee, no amendment or discontinuance of the Plan shall alter or impair any option previously granted to him or her under the Plan.

7. Effective Date of the Plan. The effective date of the Plan shall be the date of approval of the Plan by stockholders of the Company holding not less than a majority of the shares present and voting at a meeting at which the Plan is proposed for approval.

8. Name. The Plan shall be known as the “Dow Jones 1991 Stock Option Plan.”

9. Section 409A Compliance.

(a) In the event that the Plan or any benefit paid or due to any optionee hereunder is deemed by the Committee to be subject to Section 409A of the Code and not to comply with the requirements of such Section, the Committee shall, notwithstanding anything herein to the contrary but subject to Section 9(b), have the authority to take such actions as it determines to comply with Section 409A of the Code. In any such event, the Committee shall use reasonable efforts not to reduce the economic value of any benefits due to the optionee hereunder but shall not be obligated to cause the Company to incur any cost in furtherance of that objective. No action, or failure to act, pursuant to this paragraph 9(a) shall subject the Committee or the Company to any claim, liability or expense, and neither the Committee nor the Company shall have any obligation to indemnify or otherwise protect any optionee from the obligation to pay any taxes pursuant to Section 409A of the Code.

(b) Notwithstanding any provision to the contrary in Section 9(a), in the event that the Plan is not amended to comply with Section 409A of the Code prior to a Change in Control (as defined below), then the Plan shall thereafter be amended in a manner that preserves the economic value of the compensation payable hereunder to optionees (including, without limitation, the payment of interest at a rate equal to 120% of the “applicable federal rate” determined under Section 1274(d) of the Code as in effect on the date on which any benefit would have been paid to a Participant but for this Section 9 with respect to a debt instrument with a term equal to the period during which payment of such benefit is delayed pursuant to this Section 9) and that preserves, to the greatest extent possible, the form and time at which such compensation is paid. Following a Change in Control and pending such amendment, this Plan shall be operated in accordance with the standard described in the preceding sentence.

(c) For the purpose of this Section 9, a “Change in Control” shall mean:

(x) Any acquisition or series of acquisitions during any twelve (12) month period after which any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than any Bancroft Person (as defined below)) is the “Beneficial Owner” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the combined voting power of the outstanding voting securities of the Company; provided, however, that:

(i) the acquisition of Beneficial Ownership by a Person by reason of such Person’s having entered into a voting, tender or option agreement with Bancroft

Persons approved by the Board of Directors of the Company for purposes of Section 203 of the Delaware General Corporation Law in connection with the Company’s entering into a definitive agreement for a Merger (as defined below) shall not by reason of this clause (a) constitute a Change in Control, provided, further that whether the consummation of any such Merger, the applicable tender offer or the exercise of such option would constitute a Change in Control shall be determined without regard for the exception in this sub-clause(i), and

(ii) a Change in Control that would otherwise occur pursuant to this clause (a) shall be deemed to not have occurred pursuant to this clause (a) so long as Bancroft Persons have Beneficial Ownership, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company; or

(y) The consummation of a merger, consolidation or reorganization with, into or of the Company (each, “Merger”), unless immediately following the Merger, Bancroft Persons have Beneficial Ownership, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding voting securities of (x) the corporation or other entity resulting from such Merger (the “Surviving Entity”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another corporation (a “Parent Entity”), or (y) if there is one or more Parent Entities, the ultimate Parent Entity.

A “Bancroft Person” means any Person who is, or is controlled by, Bancroft Family Members, trustees of Bancroft Trusts (solely in their capacity as trustees), Bancroft Charitable Organizations or Bancroft Entities, each as defined in the By-laws of the Company as in effect as of the date hereof.